Exhibit 99.3 2nd Quarter Earnings Conference Call July 22, 2022

2 Second quarter 2022 overview (1) Non-GAAP, see appendix for reconciliation. Pre-Tax Pre-Provision Income(1) Diluted Earnings Per Share Total Revenue Non-Interest Expense Net Income Available to Common Shareholders $0.59 $558M • ROATCE(1) ratio improved 440 bps QoQ to 25.4%. • 2Q adjusted pre-tax pre-provision income(1) of $794M represents highest level on record. • Annualized net charge-off ratio totaled 0.17% of average loans. • Efficiency ratio was 53.9% on a reported basis and 54.2% on an adjusted basis(1). $800M $1.7B $948M

Investments in our businesses

GENERATING Consistent Sustainable Long-term Performance

We are investing in talent, technology, and strategic acquisitions; the investments we are making across all three of our businesses are paying off.

CORPORATE

Increased number of **Treasury Management** clients **14%** YoY[1]; penetration rate improved **370bps**[1][2]

Ascentium 1H22 production up **31%** YoY; pipelines remain strong

SBA lending on target to grow FY production by **45%** vs pre-pandemic levels

Sabal closed **$500M** in Loans YTD; anticipate increasing FY volume by **11%**

Clearsight has robust pipeline for 2H22 & on track to exceed FY expectations

CONSUMER

Mobile users increased **8%** YoY

Upgraded mortgage contact **relationship management** platform

Completed YTD bulk purchases of MSR totaling **$13B** UPB & continue to purchase MSR on a flow basis

Significantly improved closing time on **home equity** products

EnerBank acquisition performing as expected generating **high quality** loans; synergy work ongoing

WEALTH

44 new revenue generating staff positions[3] in Private WM & Investment Services

Launched a new **digital investing tool** in 2Q combining ease of self-service with support of financial advisor

Contributed to YTD non-interest income growth of **9%**

Investments contributed to YTD growth in total relationships[4] of **5%** and revenue per quality relationship[5] of **7%**

(1) May 2022 vs 2021. (2) Represents penetration of Corporate Banking Group segment. (3) Since 2019. (4) Includes accounts for Investment Services, Institutional Services, Highland Associates, and Private Wealth Management. (5) Quality relationships defined as having a cumulative $500K in deposits, loans and IM&T accounts, revenue per quality relationship measured over TTM.

REGIONS 3

4 • Avg business loans increased 5% driven by broad- based growth across all businesses and industries. Commitments increased $5.5B and utilization increased to 44.4%. ◦ PPP loans ended the quarter at $254M. Expect PPP to reduce avg loans by ~$2.4B in FY22. ◦ Balances considered investment grade equivalent are up 30% YoY. Overall probability of default in this portfolio has improved ~35 bps since mid-2019. • Avg consumer loans remained relatively stable but increased 3% on an ending basis. Growth in avg mortgage & other consumer offset declines in other categories. ◦ Other Consumer includes ~7% growth in EnerBank loans. ◦ Expect consumer exit portfolios to reduce avg loans by ~$700M in FY22. • Expect full-year 2022 reported avg loan balances to grow ~8% compared to 2021. Loan growth continues $84.1 $89.3 $93.5 55.5 58.2 61.6 28.6 31.1 31.9 2Q21 1Q22 2Q22 (Ending, $ in billions) $84.6 $87.8 $90.8 56.1 56.6 59.5 28.5 31.2 31.3 2Q21 1Q22 2Q22 Loans and leases (Average, $ in billions) Business loansConsumer loans QoQ highlights & outlook 3% 5%

5 $131.1 $138.7 $139.6 78.2 83.1 85.2 43.0 42.6 41.9 9.5 10.4 10.00.4 2.7 2.4 2Q21 1Q22 2Q22 Deposit growth continues (1) Other deposits represent non-customer balances primarily consisting of EnerBank brokered deposits. (2) See slide 18 for an analysis of surge deposit components, as well as underlying deposit beta assumptions. Wealth Mgt Other(1) Consumer Bank Corporate Bank QoQ highlights & outlook • Deposit balances acquired throughout the pandemic remained mostly stable. • Ending balances reflect the return of pre- pandemic seasonal patterns related to income tax payments during the quarter, as well as certain commercial and wealth clients reducing excess balances. • 2/3 of pandemic-related deposit growth assumed to have a ~70% deposit beta which includes ~$5-$10B of total deposit balance reduction in FY 2022.(2) • Legacy deposit base and the more stable component of surge deposits(2) represent a significant opportunity as rates continue to increase. (Ending, $ in billions) Deposits by Segment (Average, $ in billions) $131.5 $141.0 $138.3 78.4 85.2 85.0 43.1 42.8 41.5 9.5 10.4 9.50.4 2.5 2.3 2Q21 1Q22 2Q22

6 $975 $1,026 $1,119 2.81% 2.85% 3.06% 3.31% 3.43% 3.44% 2Q21 1Q22 2Q22 NII NII & margin performance NII and NIM(1) ($ in millions) (1) Net interest income (NII) and net interest margin (NIM) are reflected on a fully taxable-equivalent basis. (2) Non-GAAP; see appendix for reconciliation. NIM • In 2Q, deposit and cash balances remained elevated. • PPP and cash account for -38 bps NIM and $48M NII within the quarter (+20 bps / +$33M QoQ) ◦ PPP loans account for +1 bps NIM and $8M NII within the quarter (-1 bps / -$4M QoQ) ◦ Excess cash accounts for -39 bps NIM and $40M NII (+21 bps / +$37M QoQ) • 15% average cash-to-earning asset ratio positioned well for rising rate environment. NIM excl. PPP/Cash(2)

NII & margin - core drivers

GENERATING Consistent Sustainable Long-term Performance

NII Attribution



Positioned well for continued market rate increases and balance sheet expansion
$1,015
$1,108

	1Q22	Other[1]	Days	Securities Bals	Loan Bals/Mix	Market Rates[2]	2Q22
NII		-$7M	+$6M	+$12M	+$12M	+$70M	
NIM		+8bps	-2bps	-1bps	-3bps	+19bps	

Drivers of NII and NIM

- Avg. loans grew ~$3.0B in 2Q
- $1.2B securities purchases for hedging
- Higher short-term rates now benefiting NII
  - Contractual loan and cash repricing
  - Hedging benefit of $78M NII in 2Q
  - Stable deposit pricing; 2Q deposit yield = 6bps / interest-bearing deposit yield = 10bps (5% beta)
- Higher long-term rates increase fixed rate asset yields and reduce securities premium amortization[2]
- Negative other items mostly from seasonal HR asset dividends (1Q) and PPP; lower cash accretive to NIM

Expectations for 3Q22 and Beyond

- NII expected to grow approximately 8-10% in 3Q
  - *Asset growth*: Near-term environment conducive for continued loan growth; $1.2B securities additions in 2Q (~3.30% yield); No additional securities purchases included in guidance
  - *Market rates:* Meaningful short and long-term rate leverage as illustrated on following page
  - 1 additional day adds ~0.5% NII
- Longer-term NII growth from organic and strategic asset growth, and higher rates; 2022 NII growth expected to be +16-18%, excl. PPP +19-21%; expect 4Q22 NII to be ~23-25% higher than 1Q22[3]

(1) Other items include 1Q seasonal HR asset dividends, 2Q loan yield adjustment, PPP, and lower cash balances. (2) Market rate impacts include contractual loan, cash, hedge and borrowings repricing; fixed asset turnover at higher market rates; and lower securities premium amort. from $41M to $38M. (3) All guidance assumes 7/1/2022 forward rates; 75bps hike in July, 50bps in Sept., Fed Funds end 2022 at 3.5%

REGIONS 7

Asset sensitive balance sheet

GENERATING Consistent Sustainable Long-term Performance

Well positioned for rising short-term and/or long-term interest rates

Longer-Term Adjusted[1] NIM Expectations

Assuming rates stabilize at higher levels and deposit betas follow historically-based expectations, Regions' NIM can achieve 3.80% over time



Lower Beta/Steeper Curve
Higher Beta/Flatter Curve
3.40%
3.38%
3.35%
3.65%
3.58%
3.50%
3.80%
3.70%
3.60%
3.85%
3.75%
3.65%
3.90%
3.80%
3.70%
0.25%
1.00%
2.00%
2.50%
3.00%
Upper End of Fed Funds Range

Assumptions:

- Base case deposit betas on stable balances consistent with the prior rate cycle; Surge deposit beta repricing/runoff of ~70%
- Upper-end: Lower deposit beta and steeper yield curve
- Lower-end: Higher deposit beta and flat to inverted yield curve
- Opportunity for outperformance from surge deposit repricing / retention

Short-term Rate Sensitivity Drivers

25bps rate hike adds +$40-60M of NII over 12 months[2]

- ~50% floating rate loans excl. hedges
- Hedge maturities beginning in 3Q22
  - Recent decisions to shorten our hedge protection allows our sensitivity levels to increase throughout 2022 and beyond
- Large, stable deposit funding base and historically low betas
  - Stable deposit portfolio has grown by ~$15B over the pandemic
  - 2/3 of pandemic growth likely more rate sensitive (~70% beta)
- Large cash balance well positioned as rates rise

Long-term Rate Sensitivity Drivers

- ~$17B annual fixed rate loan production and securities reinvestment; mostly exposed to middle tenor rates
- Reduced premium amortization from lower prepay speeds; expect to stabilize in mid/low-$30M per quarter

REGIONS 8

(1) Adj. NIM excludes PPP and excess cash over $750M. Adjusted NIM is non-GAAP; see appendix for historical reconciliations. (2) Short-term rate NII guidance assumes 25%-35% incremental beta in a Fed Funds range of 1.75%-3.50%.

9 • Our legacy hedging program has performed as designed, limiting NII and NIM downside under the low-rate environment • The hedge repositioning in 2021 purposely created more rate exposure in the period where the balance of risk had shifted to rising rates • Today, forward rate expectations have been supportive of our longer-term margin goals; therefore, we have continued to add protection against a lower rate environment ◦ Year to date, we have added ~$15B of interest rate protection via swaps and securities for the next cycle ◦ Expect ~$5B additional hedging to finish program to protect 3.60% NIM in an environment where Fed Funds falls to 0.75% Net Receive Hedge Notional(1) (2) (1) Net receive hedge notional reflects receive-fixed asset hedges minus pay-fixed hedges. (2) Includes all active swaps entered into prior to 07/02/2022. (3) 2022 swap additions primarily receive fixed, pay SOFR; $1.5B receive fixed, pay LIBOR. (4) 1Q22 1mL equivalent yield: 2.33%; 2Q22 1mL equivalent yield: 3.10%. Hedging strategy update 2022 Swap Additions Legacy Swap Notional (Quarterly Avg) 1 2 3 4 5 61 2 3 4 5 6 72Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Legacy Swap Notional $20.7B $17.0B $11.7B $9.4B $9.4B $9.4B $9.3B 2022 Swap Additions $0B $0B $0B $0B $0B $6.4B $9.4B Total Hedge Notional $20.7B $17.0B $11.7B $9.4B $9.4B $15.7B $18.7B 2023 2024 2025 2026 2027 2028 $9.3B $6.5B $1.4B $0B $0B $0B $4.0B $12.5B $12.5B $8.8B $4.0B $1.7B $13.3B $18.9B $13.9B $8.8B $4.0B $1.7B 2022 Swap Additions Receive Rate (vs SOFR) - - - - - 2.93% 2.91% Receive Rate (LIBOR Equivalent) - - - - - 3.04% 3.03% 2.92% 2.74% 2.74% 2.60% 2.24% 2.24% 3.03% 2.84% 2.84% 2.69% 2.31% 2.25% (Annual Avg) 1Q22 Hedging Actions • Added $4.2 billion of forward starting (late ’23/ early ‘24) receive fix swaps (2.26%) • Added ~$1.3 billion of spot starting securities (2.80%) 2Q22 Hedging Actions • Added $8.25 billion of forward starting (mid/late ‘23) receive fix swaps (2.99%) • Added $1.2 billion of spot starting securities (3.30%) (4) (4) (3) (3)

10 Adj. Non-Interest Income $600 $583 $640 2Q21 1Q22 2Q22 Change vs ($ in millions) 2Q22 1Q22 2Q21 Service charges $165 (1.8)% 1.2% Card and ATM fees 133 7.3% 3.9% Capital markets (Ex CVA/DVA) 92 37.3% 41.5% Capital Markets - CVA/DVA 20 233.3% NM Wealth management income 102 1.0% 6.3% Mortgage income 47 (2.1)% (11.3)% Non-interest income NM - Not Meaningful (1) Non-GAAP; see appendix for reconciliation. QoQ outlook Total Revenue outlook • Expect 2022 adjusted total revenue to be up 7.5-8.5% compared to 2021. • Announced NSF/OD policy changes are expected to result in FY22 service charges of ~$600M and FY23 service charges of ~$550M. • Expect capital markets to generate quarterly revenue in $90-$110M range, ex.CVA/DVA; 3Q expected to be on the lower end of the range. • Mortgage is expected to be lower in 2022 vs. 2021, but remains a key component to fee revenue. • Wealth management continues to perform well despite market declines, and incremental YoY growth is expected. Non-Interest Income $619 $584 $640 2Q21 1Q22 2Q22 ($ in millions) ($ in millions) (1)

Non-interest expense

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Expense
($ in millions)



$898
$933
$948
56.4%
57.9%
53.9%
2Q21
1Q22(2)
2Q22(2)
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]
($ in millions)



$895
$932
$954
56.9%
57.9%
54.2%
2Q21
1Q22(2)
2Q22(2)
Adjusted non-interest expense(1)
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense[1]
($ in millions)



1.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
2016
2017
2018
2019
2020(3)
2021(4)

QoQ highlights & outlook

- Non-interest expense increased ~2% on both a reported and adjusted basis[1].
  - Salaries and benefits increased 5% due to annual merit increases, higher variable-based and incentive compensation, and one additional work day. Offset by a decrease in payroll taxes, higher loan cost deferrals associated with increased production, and lower HR asset valuations.
- Expect 2022 adjusted non-interest expenses to be up 4.5-5.5% compared to 2021.
- Expect to generate 3.00% adjusted operating leverage in 2022.

(1) Non-GAAP; see appendix for reconciliation. (2) Includes the incremental increase of core operating expenses associated with the EnerBank, Sabal Capital Partners, and ClearSight Advisors acquisitions closed during 4Q21. (3) 2020 adjusted NIE includes expenses associated with the Ascentium acquisition that closed 4/1/2020. (4) 2021 adjusted NIE includes expenses associated with 3 additional months for Ascentium, as well as the 4Q21 EnerBank, Sabal Capital Partners, and Clearsight Advisors acquisitions.

REGIONS 11

12 • 2Q annualized NCOs at 17bps, decreased 4bps QoQ. • In consumer - residential mortgage and home equity experienced net recoveries in 2Q. • 2Q NPLs increased modestly while criticized business loans and total delinquencies continued to improve. • 2Q ACL increased modestly while the ACL ratio declined, both attributable to strong loan growth. • Expect full-year 2022 NCOs to be toward the lower end of 20-30 bps range. 1.71% 2.00% 1.67% 1.62% ACL/Loans Day 1 2Q21 1Q22 2Q22 $47 $46 $38 24 33 30 23 13 8 0.23% 0.21% 0.17% 2Q21 1Q22 2Q22 $666 $335 $369 253% 446% 410% 2Q21 1Q22 2Q22 NPLs and ACL coverage ratio Asset quality improvement continues ($ in millions) ($ in millions) ($ in millions) Net charge-offs and ratio NPLs - excluding LHFS ACL/NPLs Consumer net charge-offs Business services net charge-offs Net charge-offs ratio (1) CECL Day 1 ratio is as of January 1, 2020. ACL to loans ratio (1)

13 10.4% 9.4% 9.2% 2Q21 1Q22 2Q22 • Stress Capital Buffer requirement for 4Q22 through 3Q23 will remain at 2.5% • Common Equity Tier 1 (CET1) ratio decreased 20 bps to 9.2%, reflecting strong loan growth. • Expect to maintain CET1 near the mid-point of 9.25-9.75% operating range over time. • In 2Q, Regions repurchased $15M of common stock and declared $159M in common dividends. • Our Board of Directors declared a quarterly common stock dividend of $0.20 per share, an 18% increase over the prior quarter. QoQ Highlights & Outlook Capital and liquidity (1) Current quarter ratios are estimated. (2) Based on ending balances. 11.9% 10.8% 10.6% 2Q21 1Q22 2Q22 Tier 1 capital ratio(1) Loan-to-deposit ratio(2) 64% 63% 68% 2Q21 1Q22 2Q22 Common equity Tier 1 ratio(1)

2022 expectations

GENERATING Consistent Sustainable Long-term Performance

Category	FY 2022 Expectations
Total Adjusted Revenue (from adjusted 2021 of $6,412)(1)(2)(3)	up 7.5-8.5%
Adjusted Non-Interest Expense (from adjusted 2021 of $3,698)(1)(2)	up 4.5-5.5%
Adjusted operating leverage(1)(2)	~3%
Average Loans (from average 2021 of $84,802)(1)(2)	up ~8%
Net charge-offs / average loans	toward the lower end of 20-30 bps
Effective tax rate	21-23%

Expectations for 3Q22 & Beyond

- 3Q NII expected to grow 8-10%(3); 2022 NII growth expected to be +16-18%(3), excl. PPP +19-21%(3); expect 4Q22 NII to be ~23-25% higher than 1Q22(3).
- Expect PPP loans to reduce average loans by ~$2.4B in FY22; Expect consumer exit portfolios to reduce average loans by ~$700M in FY22.
- 2/3 of pandemic-related deposit growth assumed to have an ~70% deposit beta which includes ~$5-$10B of total deposit balance reduction in FY 2022.
- Anticipated impact of announced NSF/OD policy changes will result in FY22 service charges of ~$600M and FY23 service charges of ~$550M.
- Expect capital markets to generate quarterly revenue in $90-$110M range, ex.CVA/DVA; 3Q expected to be on the lower end of the range.
- Mortgage is expected to be lower in 2022 vs 2021, but remains a key component to fee revenue.
- Expect to maintain CET1 near the mid-point of 9.25-9.75% operating range over time.

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) Expectations utilize the 7/1/2022 forward interest rate curve.

REGIONS 14

15 Appendix

Second quarter 2022 highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of second quarter results

($ amounts in millions, except per share data)	2Q22	QoQ Change	YoY Change
Net interest income	$ 1,108	9.2%	15.1%
Provision for (benefit from) credit losses	60	(266.7)%	(117.8)%
Non-interest income	640	9.6%	3.4%
Non-interest expense	948	1.6%	5.6%
Income before income taxes	740	5.4%	(27.5)%
Income tax expense	157	1.9%	(32.0)%
Net income	583	6.4%	(26.2)%
Preferred dividends	25	4.2%	(40.5)%
Net income available to common shareholders	$ 558	6.5%	(25.4)%
Diluted EPS	$ 0.59	7.3%	(23.4)%

Selected items impact

(amounts in millions, except per share data)	2Q22
Pre-tax adjusted items[(1)]:	
Branch consolidation, property and equipment charges	$ 6
Total pre-tax adjusted items[(1)]	$ 6
Diluted EPS impact[(2)]	$ —
Additional selected items[(3)]:	
CECL provision (in excess of) less than net charge-offs	$ (22)
Capital markets income - CVA/DVA	20
Residential MSR net hedge performance	11
PPP loan interest/fee income	8

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. These items generally include market-related measures, impacts of new accounting guidance, or event driven actions.
NM - Not Meaningful

REGIONS 16

Growth in digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Active Users *(Millions)*



+16%
+21%
2.8
3.1
3.3
2.0
2.2
2.4
2Q20 2Q21 2Q22
Digital Banking
2Q20 2Q21 2Q22
Mobile Banking

Mobile Banking Log-Ins *(Millions)*



+8%
147
159
159
2Q20
2Q21
2Q22

Customer Transactions[2][3]



Non-Digital
Digital
34%
66%
32%
68%
30%
70%
2Q20
2Q21
2Q22

Sales and Transactions

Digital Sales (Accounts in Thousands)[1]



+16%
70.7
9.7
61.0
87.2
13.3
73.9
82.2
16.8
65.4
2Q20
2Q21
2Q22
Deposits
Lending

Consumer Checking Sales by Channel[4]



6%
73%
21%
2%
76%
22%
2%
77%
21%
2Q20
2Q21
2Q22
Digital
Contact Center
Branch

Deposit Transactions by Channel



48.9%
31.7%
19.4%
46.4%
32.2%
21.4%
45.6%
32.2%
22.2%
2Q20
2Q21
2Q22
Branch
Mobile
ATM

Zelle Transactions *(Millions)*



+129%
1.31
2.28
2.99
2Q20
2Q21
2Q22

Mobile App Rating



12:34
100%
Regions
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4.8
out of 5
Tap to Rate:

(1) Digital sales represent deposit accounts opened and loans booked. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds.(4) Includes cross-channel sales capabilities through digital banker dashboard applications launched across our footprint at the end of 2Q21.

REGIONS 17

Deposit surge and beta

GENERATING Consistent Sustainable Long-term Performance

Pandemic-Related Deposit Growth Adds to Low-Cost, Stable Funding Base[1]



$150
$100
$50
$–
$97
Business/ Other Deposits
Retail Deposits
$15
$13
$12
$137
Business/ Other Deposits
Retail Deposits
Low-beta deposits have grown considerably and remain relatively stable. Other pandemic era increases (approx. 2/3) are assumed to have a ~70% beta. Cash liquidity levels at ~$18B provide ample room to support cost-effective growth.
12/31/2019 Deposits
Mostly-Stable, Low-Beta Growth
Mid-Stable, Mid-Beta Growth
Least-Stable, Higher-Beta Growth
6/30/2022 Deposits

Mostly-Stable, Low-Beta

- Comprised of new consumer customers, consumer customers who did not receive stimulus and growth in historically stable products such as savings.
- ~$15B, representing ~38% of growth since 12/31/2019. Balances roughly stable in 2Q22.
- Considerable growth in consumer balances that had low betas in 2016-2019 cycle. Expect similar behavior to pre-pandemic portfolio, with a 30% through the cycle beta.

Surge: Mid-Stable, Mid-Beta

- Comprised mostly of small business accounts, stimulus-receiving customers[2], & wealth clients.
- ~$13B, representing ~33% of growth since 12/31/2019. Balances roughly stable in 2Q22.
- Expected beta of 40-60%

Surge: Least-Stable, Higher-Beta

- Comprised largely of Corporate/Commercial clients. The expectation is that some of these clients will seek alternative investments as rates rise, and/or will seek higher deposit rates.
- ~$12B, representing ~30% of growth since 12/31/2019. Balances declined ~$2B in 2Q22.
- Expected beta of 80-100%

(1) $ In Billions. Figures exclude EnerBank acquired deposits and are ending deposit balances. (2) Received via Direct Deposit

REGIONS 18

19 State of the consumer Regions' exposure to low-FICO borrowers remains negligible; customers with historically low deposit balances still have significant cushion Retail Deposits Business/ Other Deposits Retail Deposits Regions' consumer borrowers are in a strong position relative to pre-pandemic $378 $2,419 12/31/19 05/31/22 Balances up ~6x vs pre- pandemic • Exposure to customers with FICO scores less than 620 is less than 4% of consumer loan book(1) (primarily secured) • Average deposit balances among Regions consumer borrowers are 43% higher versus pre-pandemic levels • Delinquencies are at record lows with 30 day past due volumes 35% lower than pre-pandemic levels Average Customer Balances: Balance Footing <$1K Pre-pandemic(3) More broadly, Regions' lower-deposit-balance customers pre-pandemic still maintain substantial savings cushion 3.32% 3.30% 2.90% 2.38% 2.08% 2.02% 2.10% 1.73% 1.67% 1.64% 1.26% 1.08% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2Q22 (1) As of 5/31/2022. (2) End of period (excludes non-performing loans and small business loans). (3) Includes Consumer and Private Wealth deposit customers (regardless of whether they have an outstanding Regions' borrowing or not); fixed group of customers with at least one deposit open account in both periods. 30 Days Past Due(2) Consumer Loans

Future NII drivers

GENERATING Consistent Sustainable Long-term Performance

NII is positioned to benefit from higher rates, as well as natural loan growth and strategic opportunities. Hedge proceeds and the capital generated has been invested into strategically important businesses, such as Ascentium and EnerBank.

NII Drivers - Current Support

Hedge Income

Hedges protected NII while rates were low; unwound hedges additive to NII in coming years

PPP

PPP supported earnings through the pandemic but will mostly subside after 2021

NII Drivers - Future Growth

EnerBank

The EnerBank acquisition closed in 4Q 2021, with additional growth opportunities expected

Organic Growth

Regions is well positioned to grow loans as the economic recovery continues

Forward Rates

Regions' asset sensitive position will benefit meaningfully as rates continue to rise

NII Drivers - Additional Opportunity

While not included in the outlook, opportunities exist if surge deposits are retained with lower betas (assume ~70% through-the-cycle deposit beta), or if additional excess cash is able to be deployed into loans/ securities

Relative Impact of Future NII Drivers[1]



Expected NII growth of 13-15% CAGR
2021
2022
2023

(1) Based on market forward rate projections from BlackRock as of 07/01/2022: *2021:* Avg 1m LIBOR 10bps, Avg 10yr UST 1.46%; *2022:* Avg 1m LIBOR 1.69%, Avg 10yr UST 2.61%; *2023:* Avg 1m LIBOR 3.22%, Avg 10yr UST 2.96%.

REGIONS 20

Allowance for credit losses waterfall

GENERATING Consistent Sustainable Long-term Performance



($ in millions)
$1,492
$(38)
$(28)
$(9)
$26
$71
$1,514
03/31/2022
Net Charge-Offs
Pandemic-related Qualitative
Changes in Portfolio Credit Quality and Specific Reserves
Economic / Qualitative
Changes in Portfolio Balances
06/30/2022

QoQ highlights

- 2Q allowance increased $21M compared to prior quarter, resulting in a $60M provision expense.
- Key drivers of the increase in ACL:
  - Significant growth in commitments in both core Business (primarily from existing customers) and EnerBank
  - Some general economic uncertainty due to inflation and rising interest rates
  - Early signs of normalization within select commercial sectors, offset by a decrease in reserves for borrowers who are individually evaluated

REGIONS 21

22 Pre-R&S period 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 Real GDP, annualized % change 3.2% 2.1% 2.2% 1.8% 1.9% 1.9% 2.0% 2.0% 1.9 % Unemployment rate 3.6% 3.5% 3.5% 3.4% 3.4% 3.4% 3.5% 3.5% 3.5 % HPI, year-over-year % change 19.3% 15.6% 11.7% 7.1% 3.0% 2.4% 2.5% 2.6% 2.8 % S&P 500 4,208 4,256 4,336 4,419 4,506 4,584 4,645 4,707 4,769 CPI, year-over-year % change 8.3% 8.7% 7.8% 6.4% 4.8% 3.3% 2.7% 2.4% 2.2 % Base R&S economic outlook (as of June 2022) • Economic forecasts represent Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Given changes in the economic outlook, management considered alternative analytics to support qualitative additions to the modeled results to reflect continued risk and uncertainty in certain portfolios, including inflation risk.

23 As of 6/30/2022 As of 12/31/2021 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $48,492 548 1.13% $43,758 $613 1.40 % CRE-OO mortgage 5,218 100 1.92% 5,287 118 2.23 % CRE-OO construction 266 6 2.40% 264 9 3.53 % Total commercial $53,976 $654 1.21% $49,309 $740 1.50 % IRE mortgage 5,892 90 1.53% 5,441 77 1.41 % IRE construction 1,720 11 0.61% 1,586 10 0.61 % Total IRE $7,612 $101 1.33% $7,027 $87 1.23 % Residential first mortgage 17,892 120 0.67% 17,512 122 0.70 % Home equity lines 3,550 72 2.02% 3,744 83 2.23 % Home equity loans 2,524 27 1.06% 2,510 28 1.13 % Consumer credit card 1,172 127 10.86% 1,184 120 10.15 % Other consumer- exit portfolios 775 55 7.09% 1,071 64 6.00 % Other consumer 5,957 358 6.01% 5,427 330 6.07 % Total consumer $31,870 $759 2.38% $31,448 $747 2.38 % Total $93,458 $1,514 1.62% $87,784 $1,574 1.79 % Allowance allocation

24 2Q19 2Q22 Commercial Portfolio Migrates to Lower Risk 35 Bps Commercial Portfolio Probability of Default All Other Commercial 17.4% Investor Real Estate 12.4% Govt. Education 10.3% Financial Services 10.2%CRE Unsecured 9.4% Consumer Services 9.5% Manufacturing 8.4% Business Services 7.8% Technology Services 7.4% Distribution 7.2% 2Q21 2Q22 Well positioned for next downturn $61.6B 30% Commercial IG Equivalent Balances Highly Diversified Business Portfolio(1) 26% 45% 17% 12% 32% 46% 15% 7% 37% 47% 12% 4% 2Q 2012 2Q 2017 2Q 2022 Investment Grade Solid Pass Low Pass Criticized (1) Balances as of 6/30/22. (2) All other commercial categories consist of sub-components less than 7% each. (2)

25 Consumer lending portfolio statistics • Avg. origination FICO 760 • Current LTV 52% • 98% owner occupied • Avg. origination FICO 778 • Current LTV 34% • 71% of portfolio is 1st lien • Avg. loan size $36,270 • $63M to convert to amortizing or balloon during 2022 • Avg. origination FICO 761 • Avg. new loan $18,003 • Avg. origination FICO 754 • 2Q22 Yield 5.93% • 2Q22 QTD NCO 0.80% • Avg. origination FICO 750 • Avg. new line $6,243 • 2Q22 Yield 12.38% • 2Q22 QTD NCO 2.70% 3% 4% 4%5% 11% 7% 9% 17% 10% 81% 64% 76% 2% 4% 3% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 6/30/2022. (2) Other Consumer Unsecured consists of Direct, SoFi, and EnerBank portfolios. Residential Mortgage Consumer - Exit Portfolios Consumer Credit Card Home Equity Other Consumer Unsecured(2)

Environmental, Social & Governance

ESG Governance

GENERATING Consistent Sustainable Long-term Performance

OVERSIGHT

BOARD OF DIRECTORS	ESG-related elements of the Strategic Plan, annual budget, and capital planning process

Board-Level Committees

NCG Committee	ESG strategies, initiatives, policies, and practices, along with related voluntary disclosures and stakeholder engagement
Risk Committee	ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library
CHR Committee	Associate compensation and benefits, corporate culture, DEI practices, talent management, and succession planning
Audit Committee	Functioning of Company's internal controls and disclosure of material ESG matters
Technology Committee	Company culture and strategy related to technological and digital innovation

EXECUTION

Management-Level Committees

Executive Leadership Team	Evaluates ESG considerations within strategic planning
ESG Leadership Council	Maintains aggregated view of ESG-related risks and opportunities and provides guidance and direction on internal initiatives; overseen by Executive Leadership Team
Disclosure Review Committee	Reviews and provides feedback on ESG-related disclosures in SEC reporting and voluntary ESG disclosures
Risk Governance Committees	Review ESG-related metrics' performance to assess adherence to risk tolerance; supervise enterprise risk assessments incorporating ESG risks

Suite of ESG Disclosures

- Annual Review & ESG Report
- TCFD Report
- GRI Content Index
- CDP Climate Change Questionnaire Response
- SASB Disclosure
- Community Engagement Report
- Workforce Demographics Report

All resources are available through our ESG Resource Center, accessible at ir.regions.com/governance

A majority of our 11 Directors have identified themselves as having **considerable** or **extensive** experience in key ESG areas:

9	Corporate Governance
11	Customer Focus and Community Engagement
8	Environmental Sustainability Practices
10	Executive Compensation and Benefits
11	Human Capital Management

REGIONS 26

Environmental, Social & Governance

GENERATING Consistent Sustainable Long-term Performance

Highlights

Promoting financial inclusivity

- Introduced Regions Now Checking℠ to suite of Regions Now Banking® products
- Surpassed 2-year, $12 million commitment to advancing programs and initiatives that promote racial equity and economic empowerment for communities of color
- Supported customers wanting to build savings through Regions' Spend & Save Program

Pursuing environmental sustainability

- Announced new goal to reduce our gross Scope 1 and Scope 2 location-based carbon emissions by 50% by 2030
- Initiated plans to explore methodologies and approaches to evaluate our Scope 3 portfolio emissions
- Committed to advancing a sustainable finance definition and methodology

Maintaining accountability for our ESG progress

- Released first standalone TCFD Report
- Published first Workforce Demographics Report
- Enhanced transparency around compensation plans and related determinations and decisions
- Completed third-party verification for 2020 greenhouse gas inventory

Maturing our governance around ESG risks and opportunities

- Established cross-functional ESG Leadership Council overseen by Executive Leadership Team
- Further incorporated ESG elements into enterprise-wide and business-level strategic planning process
- Integrated direct references to ESG-related risks into Risk Library and risk tolerance
- Onboarded new diverse Director and transitioned to diverse Audit Committee Chair

Promoting a diverse, equitable, and inclusive work environment

- Further expanded our DEI Networks to 19 Networks in total, including a network for associates joining via acquired subsidiaries
- Implemented internal mobility strategies for associate development
- Devoted resources to identify and develop diverse talent

JUST	MSCI	SUSTAINALYTICS	State Street R-Factor ™	S&P Global
JUST 100 **2022, 2021**	AA ESG Rating	LOW ESG Risk Rating	70 Top 10% in industry	S&P 500 **ESG Index**

REGIONS 27

28 Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), as well as the adjusted efficiency ratio (non-GAAP) and the adjusted fee income ratio (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non- GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non- GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

29 Non-GAAP reconciliation Core net interest income and adjusted net interest margin Quarter-ended 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 Net interest margin (FTE) (GAAP) 3.06% 2.85% 2.83% 2.76% 2.81 % Impact of SBA PPP loans (0.01) % (0.02) % (0.09) % (0.05) % (0.05) % Impact of excess cash 0.39% 0.60% 0.60% 0.59% 0.55 % Adjusted net interest margin (FTE) (non-GAAP) 3.44% 3.43% 3.34% 3.30% 3.31%

30 Non-GAAP reconciliation Non-interest expense Year Ended December 31 ($ amounts in millions) 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: Contribution to Regions Financial Corporation foundation (3) (10) — (60) (40) — Professional, legal and regulatory expenses (15) (7) — — — (3) Branch consolidation, property and equipment charges (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — (4) — — Loss on early extinguishment of debt (20) (22) (16) — — (14) Salary and employee benefits—severance charges (6) (31) (5) (61) (10) (21) Acquisition Expense — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21	
	Quarter Ended								
Net income (loss) available to common shareholders (GAAP)	$ 558	$ 524	$ 414	$ 624	$ 748	$ 34	6.5 %	$ (190)	(25.4)%
Preferred dividends and other (GAAP)	25	24	24	27	42	1	4.2 %	(17)	(40.5)%
Income tax expense (benefit) (GAAP)	157	154	103	180	231	3	1.9 %	(74)	(32.0)%
Income (loss) before income taxes (GAAP)	740	702	541	831	1,021	38	5.4 %	(281)	(27.5)%
Provision for (benefit from) credit losses (GAAP)	60	(36)	110	(155)	(337)	96	266.7 %	397	117.8 %
Pre-tax pre-provision income (non-GAAP)	800	666	651	676	684	134	20.1 %	116	17.0 %
Other adjustments:									
Securities (gains) losses, net	—	—	—	(1)	(1)	—	NM	1	NM
Leveraged lease termination gains, net	—	(1)	—	(2)	—	1	100.0 %	—	NM
Bank-owned life insurance	—	—	—	—	(18)	—	NM	18	100.0 %
Salaries and employee benefits—severance charges	—	—	1	—	2	—	NM	(2)	(100.0)%
Branch consolidation, property and equipment charges	(6)	1	—	—	—	(7)	NM	(6)	NM
Contribution to the Regions Financial Corporation foundation	—	—	—	—	1	—	NM	(1)	(100.0)%
Loss on early extinguishment of debt	—	—	—	20	—	—	NM	—	NM
Professional, legal and regulatory expenses	—	—	15	—	—	—	NM	—	NM
Total other adjustments	(6)	—	16	17	(16)	(6)	NM	10	62.5 %
Adjusted pre-tax pre-provision income (non-GAAP)	$ 794	$ 666	$ 667	$ 693	$ 668	$ 128	19.2 %	$ 126	18.9 %

NM - Not Meaningful

REGIONS 31

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)		Quarter Ended 6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	2Q22 vs. 1Q22		2Q22 vs. 2Q21	
Non-interest expense (GAAP)	A	$ 948	$ 933	$ 983	$ 938	$ 898	$ 15	1.6 %	$ 50	5.6 %
Adjustments:										
Contribution to the Regions Financial Corporation foundation		—	—	—	—	(1)	—	NM	1	100.0
Branch consolidation, property and equipment charges		6	(1)	—	—	—	7	NM	6	NM
Salary and employee benefits—severance charges		—	—	(1)	—	(2)	—	NM	2	100.0 %
Loss on early extinguishment of debt		—	—	—	(20)	—	—	NM	—	NM
Professional, legal and regulatory expenses		—	—	(15)	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$ 954	$ 932	$ 967	$ 918	$ 895	$ 22	2.4 %	$ 59	6.6 %
Net interest income (GAAP)	C	$ 1,108	$ 1,015	$ 1,019	$ 965	$ 963	$ 93	9.2 %	145	15.1 %
Taxable-equivalent adjustment		11	11	10	11	12	—	— %	(1)	(8.3)%
Net interest income, taxable-equivalent basis	D	$ 1,119	$ 1,026	$ 1,029	$ 976	$ 975	$ 93	9.1 %	$ 144	14.8 %
Non-interest income (GAAP)	E	640	584	615	649	619	56	9.6 %	21	3.4 %
Adjustments:										
Securities (gains) losses, net		—	—	—	(1)	(1)	—	NM	1	100.0 %
Leveraged lease termination gains		—	(1)	—	(2)	—	1	100.0 %	—	NM
Bank-owned life insurance		—	—	—	—	(18)	—	NM	18	100.0 %
Adjusted non-interest income (non-GAAP)	F	$ 640	$ 583	$ 615	$ 646	$ 600	57	9.78 %	40	6.7 %
Total revenue	C+E=G	$ 1,748	$ 1,599	$ 1,634	$ 1,614	$ 1,582	$ 149	9.3 %	$ 166	10.5 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,748	$ 1,598	$ 1,634	$ 1,611	$ 1,563	$ 150	9.4 %	$ 185	11.8 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,759	$ 1,610	$ 1,644	$ 1,625	$ 1,594	$ 149	9.3 %	$ 165	10.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,759	$ 1,609	$ 1,644	$ 1,622	$ 1,575	$ 150	9.3 %	$ 184	11.7 %
Efficiency ratio (GAAP)	A/I	53.9 %	57.9 %	59.8 %	57.7 %	56.4 %				
Adjusted efficiency ratio (non-GAAP)	B/J	54.2 %	57.9 %	58.8 %	56.6 %	56.9 %				
Fee income ratio (GAAP)	E/I	36.4 %	36.3 %	37.4 %	40.0 %	38.8 %				
Adjusted fee income ratio (non-GAAP)	F/J	36.4 %	36.2 %	37.4 %	39.8 %	38.1 %				

NM - Not Meaningful

REGIONS 32

33 Non-GAAP reconciliation Return on average tangible common shareholders' equity Quarter Ended ($ amounts in millions) 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 558 $ 524 $ 414 $ 624 $ 748 Average shareholders' equity $ 16,404 $ 17,717 $ 18,308 $ 18,453 $ 18,000 Less: Average intangible assets 6,034 6,043 5,852 5,285 5,292 Average deferred tax liability related to intangibles (101) (100) (98) (96) (96) Average preferred stock 1,659 1,659 1,660 1,659 1,659 Average tangible common shareholders' equity B $ 8,812 $ 10,115 $ 10,894 $ 11,605 $ 11,145 Return on average tangible common shareholders' equity *(1) A/B 25.40% 21.00% 15.07% 21.34% 26.91% *Annualized (1) Amounts have been calculated using whole dollar values.

34 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-looking statements

35 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses, including our recently completed acquisitions of EnerBank, Sabal, and Clearsight, and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within the expected timeframes, or might be less than projected; difficulties in integrating the businesses; and the inability of Regions to effectively cross-sell products following these acquisitions. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. Forward-looking statements (continued)

36 • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover and exclusive forum laws and provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021 and the "Risk Factors" of Regions' Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the COVID-19 pandemic (including the impact of additional variants and resurgences), the effectiveness, availability and acceptance of any vaccines or therapies, and the direct and indirect impact of the COVID-19 pandemic on our customers, third parties and us. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

37 ®